Exhibit 99(a)
                                 -------------



55 Technology Way
West Greenwich, Rhode Island  02817 USA
Telephone: 401 392-1000
Fax: 401 392-1234
Website:  www.gtech.com

For Immediate Release                            Contact: Robert K. Vincent
December 21, 2004                                         Public Affairs
                                                          GTECH Corporation
                                                          401-392-7452

                  GTECH ANNOUNCES STRONG THIRD QUARTER RESULTS
                  --------------------------------------------

          Company Indicates Fiscal Year 2005 Outlook Remains On Track;
          ------------------------------------------------------------

                Offers Preliminary Guidance for Fiscal Year 2006
                ------------------------------------------------


WEST  GREENWICH,  RI - (December 21, 2004) - GTECH Holdings  Corporation  (NYSE:
GTK) today announced third quarter earnings for fiscal year 2005 ended November 27, 2004.

"GTECH enjoyed a solid and productive third quarter. We met both our revenue and earnings targets, and we made significant progress towards ensuring our continued long-term growth," said GTECH President and CEO W. Bruce Turner. "Our business was strong, leading to a number of key wins around the world. On the operational side, we continued to improve the efficiency of our business, and we furthered our strategic progress in both Commercial Services and Gaming Solutions with the announcements of two solid acquisitions."

"We are pleased with the continued strength of our business and excited about the future," said GTECH Senior Vice President and CFO Jaymin B. Patel. "At this stage of the planning process, we are comfortable that the outlook for fiscal 2006 is shaping up well, giving us confidence that we remain on track in terms of achieving our long-term goals for growth, profitability, and value creation for our shareholders."


Operating Results
-----------------

Earnings and dividends per share for the three and nine month periods of the prior year have been restated to reflect the 2-for-1 common stock split effected in the form of a stock dividend, which was distributed on July 30, 2004, to shareholders of record as of July 1, 2004.

Revenues for the third quarter of fiscal 2005 were $315.6 million, up 23.8% over revenues of $254.9 million in the third quarter of fiscal 2004. Net income was $45.9 million, or $0.35 per diluted share, comparable to the same period last year.

Revenues for the first nine months of fiscal 2005 were $919.4 million, up 19.1% over revenues of $771.8 million in the first nine months of fiscal 2004. Net income was $152.6 million, or $1.16 per diluted share, up 12.7% over net income of $135.4 million, or $1.06 per diluted share, for the same period last year. Net income in the first nine months of fiscal 2005 includes a net, one-time, after-tax gain of $6.5 million, or approximately $0.05 per diluted share, associated with the sale of the Company's 50% interest in Gaming Entertainment (Delaware) L.L.C., net of charges associated with the early retirement of the remainder of the Company's 2007 private placement notes. Net income in the first nine months of fiscal 2004 includes a one-time, after-tax gain of $3.3 million, or approximately $0.03 per diluted share, from the consolidation of the partnership that owns the Company's corporate headquarters in West Greenwich, Rhode Island.


Cash Flow and Investments
-------------------------

During the first nine months of fiscal 2005, the Company generated $278.5 million of cash from operations. This cash, along with cash generated by the sale of available-for-sale investment securities, was principally used to fund the Spielo Manufacturing Incorporated, Leeward Islands Lottery Holding Company, Inc., and BillBird S.A. acquisitions of $200.8 million and to fund $189.4 million of systems, equipment, and other assets relating to contracts. In addition, the Company issued $300 million of Senior Notes during the third quarter of fiscal 2005; repaid the remaining $90.0 million of the Company's 7.87% Senior Notes; repurchased $100.5 million, or 4,409,500 shares of the Company's common stock; and paid cash dividends of $30.0 million. At November 27, 2004, the Company had $309.6 million of cash and cash equivalents on hand, which includes the net proceeds from the issuance of $300 million of Senior Notes.

During the fiscal 2005 third quarter, GTECH entered into a new $500 million senior revolving credit facility. The new credit facility is unsecured and matures in October 2009. At the end of the current fiscal quarter, GTECH had no borrowings under the credit facility.


Financial Outlook
-----------------

The Company also updated the guidance for fiscal year ending February 26, 2005.

The Company continues to expect total revenue growth of approximately 19%, with service revenue growth in the range of 6% to 7%. The Company expects product sales to be in the range of $240 million to $250 million.

The Company expects service margins to be approximately 40% and product margins in the range of 34% to 36%.

Based on the current operational outlook, GTECH now expects earnings per share for fiscal year 2005 to be in the range of $1.46 to $1.48 on a fully-diluted basis, rather than the previously announced $1.43 to $1.48 per share.

Earnings per diluted share for the fourth quarter are expected to be in the range of $0.31 to $0.33.

For fiscal year 2006, ending February 25, 2006, the Company expects service revenue growth in the range of 7% to 9%, reflecting a 5% to 6% increase in same store sales, the net effect of contract wins and the impact of acquisitions, offset by a number of factors, including contractual rate changes.

The Company expects product sales in the range of $215 million to $235 million.

The Company expects service margins of approximately 40% and product margins in the range of 37% to 39%.

Based upon the preliminary outlook, the Company believes that earnings per share will be in the range of $1.53 to $1.58 for fiscal year 2006.


Third Quarter Highlights
------------------------

In the third quarter of fiscal year 2005, GTECH continued to successfully execute against the Company's strategic objectives of maintaining and expanding the core lottery business, winning new customers, and growing perimeter businesses.

Domestically, GTECH signed a three-year contract extension with the Minnesota State Lottery commencing in February 2008. The Colorado Lottery granted GTECH a 90-day extension, which commenced November 1, 2004, in order to provide the new vendor additional time to convert the system. Lotteries in Arizona and New Mexico also extended GTECH's Instant Ticket Vending Machine (ITVM) contracts for three and two years, respectively.

Outside of the U.S., GTECH signed a new six-year integrated services contract in Mexico with Pronosticos para la Asistencia Publica. In addition, GTECH's joint venture in Thailand, LOXLEY GTECH Technology Co. Ltd., was named the preferred bidder for a national online lottery. In Finland, GTECH's lottery customer, Veikkaus Oy, selected the Company to provide a new interactive software solution, central system, and terminals. Societe de la Loterie de la Suisse Romande chose GTECH for a new integrated online and instant ticket system, as well as new terminals and a wireless communications network. GTECH was also selected by Atlantic Lottery Corporation for a new video lottery central system and ongoing services.

Singapore Pools PTY Ltd. signed a five-year contract with GTECH for ES Connect(TM), which will enable the existing lottery system to support internet protocol (IP) networks and IP lottery terminals. In addition, GTECH will provide Singapore Pools with ES Connect(TM) B2B, providing an interface for third-party systems.

"Our successes throughout this year, combined with our ongoing commitment to improving efficiencies, our increased financial flexibility, and the prudent investment of shareholder capital have positioned us for continued success in fiscal 2006," said Mr. Turner.

Also in the quarter, GTECH's majority-owned subsidiary, PolCard, completed the acquisition of privately-held BillBird S.A., the leading provider of electronic bill payment services in Poland, making GTECH the Commercial Services leader in Poland.

After the close of the quarter, GTECH announced it was acquiring a 50 percent controlling equity position in the Atronic group of companies owned by the Gauselmann Group, based in Germany. Atronic is one of the five largest slot machine makers globally, and is a market leader in Europe, Russia, and Latin America, with a solid presence in the United States.

Also after the close of the quarter, GTECH was awarded a seven-year integrated services contract to supply new equipment and services to the Missouri Lottery, and signed an agreement with its customer in Germany, Lotterie-Treuhandgesellschaft mbH Thuringen, for a new central system and terminals.

Earlier today, GTECH announced it was selected by the Multi-State Lottery Association (MUSL) to supply equipment, software, services, and communications network for the first ever multi-vendor, multi-state video lottery Wide Area Progressive (WAP) solution.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company identifies forward looking statements by words such as "may," "will," "should," "could," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," or similar words that refer to the future. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers;
(vii) the possibility of significant fluctuation of quarterly operating results;
(viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

                                       ooo

GTECH, a leading global information technology company with over $1 billion in revenues and more than 5,400 people in over 50 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in commercial gaming technology and financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

                                      -000-

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS


                                                          (Unaudited)
                                                        Nine Months Ended
                                                        -----------------
                                                      November 27,  November 22,
                                                         2004          2003
                                                     -------------  ----------
                                                      (Dollars in thousands,
                                                     except per share amounts)

Revenues:
  Services                                             $ 251,945    $ 231,225
  Sales of products                                       63,702       23,697
                                                       ---------    ---------
                                                         315,647      254,922
Costs and expenses:
  Costs of services                                      155,962      131,991
  Costs of sales                                          44,187       13,094
                                                       ---------    ---------
                                                         200,149      145,085
                                                       ---------    ---------

Gross profit                                             115,498      109,837

Selling, general and administrative                       29,740       28,167
Research and development                                  13,007       12,926
                                                       ---------    ---------
  Operating expenses                                      42,747       41,093
                                                       ---------    ---------

Operating income                                          72,751       68,744

Other income (expense):
  Interest income                                            642        1,494
  Equity in earnings of unconsolidated affiliates            810        1,500
  Other income (expense)                                  (2,070)       4,052
  Interest expense                                        (3,688)      (2,986)
                                                       ---------    ---------
                                                          (4,306)       4,060
                                                       ---------    ---------
Income before income taxes                                68,445       72,804

Income taxes                                              22,590       26,937
                                                       ---------    ---------

Net income                                             $  45,855    $  45,867
                                                       =========    =========

Basic earnings per share                               $    0.40    $    0.39
                                                       =========    =========

Diluted earnings per share                             $    0.35    $    0.35
                                                       =========    =========

Weighted average shares outstanding - basic              115,708      117,640
                                                       =========    =========
Weighted average shares outstanding - diluted            131,435      133,853
                                                       =========    =========
Dividends per share - common stock                     $   0.085    $   0.085
                                                       =========    =========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS

                                                          (Unaudited)
                                                        Nine Months Ended
                                                        -----------------
                                                     November 27,  November 22,
                                                        2004          2003
                                                    -------------  ----------
                                                     (Dollars in thousands,
                                                    except per share amounts)
Revenues:
  Services                                             $ 753,385    $ 692,782
  Sales of products                                      165,982       78,972
                                                       ---------    ---------
                                                         919,367      771,754
Costs and expenses:
  Costs of services                                      451,736      391,593
  Costs of sales                                         103,978       50,533
                                                       ---------    ---------
                                                         555,714      442,126
                                                       ---------    ---------

Gross profit                                             363,653      329,628

Selling, general and administrative                       87,264       79,498
Research and development                                  38,741       41,422
                                                       ---------    ---------
  Operating expenses                                     126,005      120,920
                                                       ---------    ---------

Operating income                                         237,648      208,708

Other income (expense):
  Interest income                                          2,958        3,703
  Equity in earnings of unconsolidated affiliates          2,409        6,120
  Other income                                             6,531        3,337
  Interest expense                                       (11,743)      (6,997)
                                                       ---------    ---------
                                                             155        6,163
                                                       ---------    ---------

Income before income taxes                               237,803      214,871

Income taxes                                              85,252       79,502
                                                       ---------    ---------

Net income                                             $ 152,551    $ 135,369
                                                       =========    =========

Basic earnings per share                               $    1.30    $    1.17
                                                       =========    =========

Diluted earnings per share                             $    1.16    $    1.06
                                                       =========    =========

Weighted average shares outstanding - basic              117,133      115,764
                                                       =========    =========

Weighted average shares outstanding - diluted            133,050      128,712
                                                       =========    =========

Dividends per share - common stock                     $   0.255    $    0.17
                                                       =========    =========

             GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS


                                                                                                   (Unaudited)
                                                                                             November 27,  February 28,
                                                                                                2004           2004
                                                                                             ------------  ------------
ASSETS                                                                                         (Dollars in thousands)
CURRENT ASSETS:
  Cash and cash equivalents                                                                 $   309,601    $   129,339
  Investment securities available-for-sale                                                          -          221,850
  Trade accounts receivable, net                                                                150,747        118,902
  Sales-type lease receivables                                                                    8,268          7,705
  Inventories                                                                                    86,345         76,784
  Deferred income taxes                                                                          25,846         34,396
  Other current assets                                                                           28,289         24,426
                                                                                            -----------    -----------
                TOTAL CURRENT ASSETS                                                            609,096        613,402

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net                                  697,285        591,362

GOODWILL, net                                                                                   334,227        188,612

PROPERTY, PLANT AND EQUIPMENT, net                                                               68,281         57,576

INTANGIBLE ASSETS, net                                                                           73,187         28,231

REFUNDABLE PERFORMANCE DEPOSIT                                                                   20,000         20,000

SALES-TYPE LEASE RECEIVABLES                                                                     12,797         17,653

OTHER ASSETS                                                                                     47,630         42,295
                                                                                            -----------    -----------
                TOTAL ASSETS                                                                $ 1,862,503    $ 1,559,131
                                                                                            ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                          $    82,484    $    80,004
  Accrued expenses                                                                               49,894         47,428
  Employee compensation                                                                          24,649         33,981
  Advance payments from customers                                                                63,097        104,128
  Deferred revenue and advance billings                                                          29,759         14,459
  Income taxes payable                                                                           22,033         12,394
  Taxes other than income taxes                                                                  20,215         19,459
  Short term borrowings                                                                             483            -
  Current portion of long-term debt                                                               4,199        106,319
                                                                                            -----------    -----------
                TOTAL CURRENT LIABILITIES                                                       296,813        418,172

LONG-TERM DEBT, less current portion                                                            754,888        463,215

OTHER LIABILITIES                                                                                79,771         53,736

DEFERRED INCOME TAXES                                                                            96,244         61,719

COMMITMENTS AND CONTINGENCIES                                                                       -              -

SHAREHOLDERS' EQUITY:
  Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued             -              -
  Common Stock, par value $.01 per share - 200,000,000 shares authorized,
    116,551,144 and 184,590,808 shares issued; 115,648,332 and 118,395,168 shares outstanding at November 27, 2004 and February 28, 2004, respectively (shares adjusted
    to reflect July 2004 two-for-one stock split and treasury stock retirement)                   1,166            923
  Additional paid-in capital                                                                    277,839        266,320
  Accumulated other comprehensive loss                                                          (48,105)       (70,508)
  Retained earnings                                                                             424,317        839,270
                                                                                            -----------    -----------
                                                                                                655,217      1,036,005
  Less cost of 902,812 and 66,195,640  shares in treasury at November 27, 2004 and
    February 28, 2004, respectively (shares adjusted to
    reflect July 2004 two-for-one stock split and treasury stock retirement)                    (20,430)      (473,716)
                                                                                            -----------    -----------
                                                                                                634,787        562,289
                                                                                            -----------    -----------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 1,862,503    $ 1,559,131
                                                                                            ===========    ===========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 (Unaudited)
                                                                              Nine Months Ended
                                                                              November 27, November 22,
                                                                                 2004         2003
                                                                              -----------  ------------
                                                                              (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                                      $ 152,551    $ 135,369
Adjustments to reconcile net income to net cash provided by
  operating activities:
   Depreciation                                                                   105,645       81,449
   Intangibles amortization                                                         9,839        2,662
   Deferred income taxes benefit                                                   28,213          -
   Tax benefit related to stock award plans                                        10,889       11,871
   Non-cash gain from consolidation of West Greenwich Technology
     Associates, L.P.                                                                 -         (5,292)
   Gain on sale of investment                                                     (10,924)         -
   Equity in earnings of unconsolidated affiliates, net of dividends received       1,071         (263)
   Other                                                                           14,161        7,189
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                    (27,832)       2,358
     Inventories                                                                    4,207       22,879
     Accounts payable                                                              (8,695)         670
     Employee compensation                                                        (10,433)      (5,923)
     Advance payments from customers                                              (13,762)      43,414
     Deferred revenue and advance billings                                         15,158       (7,189)
     Income taxes payable                                                          14,232       11,437
     Other assets and liabilities                                                  (5,844)       9,305
                                                                                ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                         278,476      309,936

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)                                              (200,764)     (74,174)
Purchases of systems, equipment and other assets relating to contracts           (189,374)    (211,867)
Purchases of available-for-sale investment securities                             (50,150)         -
Maturities and sales of available-for-sale investment securities                  272,000          -
Proceeds from sale of investment                                                   11,773          -
Purchases of property, plant and equipment                                         (9,134)      (8,506)
Increase in restricted cash                                                        (5,138)         -
Investments in and advances to unconsolidated subsidiaries                         (2,503)      (1,185)
Refundable performance deposit                                                        -        (20,000)
License fee                                                                           -        (12,500)
                                                                                ---------    ---------
NET CASH USED FOR INVESTING ACTIVITIES                                           (173,290)    (328,232)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                      343,254      251,138
Principal payments on long-term debt                                             (142,657)     (31,688)
Purchases of treasury stock                                                      (100,536)         -
Dividends paid                                                                    (29,988)     (19,928)
Redemption premium paid in connection with the early retirement of debt           (10,610)         -
Proceeds from stock options                                                        11,810       22,068
Other                                                                               2,339       (2,194)
                                                                                ---------    ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                          73,612      219,396

Effect of exchange rate changes on cash                                             1,464        3,262
                                                                                ---------    ---------
INCREASE IN CASH AND CASH EQUIVALENTS                                             180,262      204,362

Cash and cash equivalents at beginning of period                                  129,339      116,174
                                                                                ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $ 309,601    $ 320,536
                                                                                =========    =========